                                                                    EXHIBIT 99.1


FOX CHASE BANCORP, INC.                                     ANNUAL EARNINGS 2009
PAGE 1


[FOX CHASE BANCORP, INC. LOGO]

                                                4390 Davisville Road,
                                                Hatboro, PA 19040
                                                Phone (215) 682-7400
                                                Fax (215) 682-4144

                                  NEWS RELEASE
                                  ------------

FOR IMMEDIATE RELEASE

DATE:    February 4, 2010
CONTACT: Roger S. Deacon
         Chief Financial Officer
PHONE:   (215) 775-1435


                     FOX CHASE BANCORP, INC. ANNOUNCES LOSS
                         FOR THE YEAR AND FOURTH QUARTER


HATBORO, PA, FEBRUARY 4, 2010 - Fox Chase Bancorp, Inc. (the "Company") (NASDAQ
GM: FXCB), the holding company for Fox Chase Bank (the "Bank"), today announced a net loss of $1.0 million for the year ended December 31, 2009, compared to net income of $1.2 million for the year ended December 31, 2008. The net loss for the year ended December 31, 2009 included a provision for loan losses of $9.1 million compared to a provision for loan losses of $2.9 million for the year ended December 31, 2008.

The Company reported a net loss of $2.4 million for the three months ended December 31, 2009 compared to net loss of $93,000 for the three months ended December 31, 2008. Net loss for the three months ended December 31, 2009 and 2008 included a provision for loan losses of $6.6 million and $2.0 million, respectively.

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FOX CHASE BANCORP, INC.                                     ANNUAL EARNINGS 2009
PAGE 2

Highlights for the year include:
   o     Deposit growth of  $249.8 million, or 41%;
   o     Interest and fees on loans increased $3.7 million, or 12%;
   o     Net interest income increased $1.9 million, or 9%;
   o Noninterest expense, excluding a $1.6 million increase in Federal Deposit Insurance Corporation ("FDIC") premiums, decreased $234,000, or 1.2%;
   o The Bank remains "well capitalized" by all regulatory measures at December 31, 2009 with Tier 1 Capital at 8.51%, Tier 1 Risk-Based Capital of 15.41% and Total Risk-Based Capital of 16.57%;
   o The Company had $123.6 million in stockholders' equity and an equity to total assets ratio of 10.5% at December 31, 2009.

Credit related items as of and for the year ended December 31, 2009 include:

   o Allowance for loan losses increased to $10.6 million, or 1.65% of total loans compared to $6.3 million, or 1.05% of total loans at December 31, 2008;
   o Allowance for loan losses to nonperforming loans was 35.7% at December 31, 2009;
   o Loan charge offs totaled $4.7 million during 2009, of which $4.4 million were related to commercial loans;
   o Nonperforming assets increased to $33.7 million, or 2.87% of total assets, at December 31, 2009, compared to $5.9 million, or 0.63% of total assets at December 31, 2008;
   o     Nonperforming assets were comprised of the following asset classes:
           o     construction loans for residential projects - $15.7 million;
           o     commercial real estate loans - $5.3 million;
           o     commercial and industrial loans - $250,000;
           o one-to-four family residential and home equity loans - $8.4 million; and
           o     assets acquired through foreclosure - $4.1 million;
   o Specific reserves related to nonperforming loans totaled $4.3 million at December 31, 2009;
   o Nonperforming loans are all within the Bank's geographic footprint, however, the New Jersey economy has deteriorated at a faster rate than the economy in Southeastern Pennsylvania. Approximately 80% of the Bank's nonperforming construction and commercial loans and 89% of

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FOX CHASE BANCORP, INC.                                     ANNUAL EARNINGS 2009
PAGE 3

         nonperforming residential and home equity loans are located in New Jersey;
   o Nonperforming loans include two construction loans for residential projects totaling $10.5 million, where the borrowers were not contractually delinquent as of December 31, 2009. These loans were classified as nonperforming due to uncertainty regarding the ability of the borrower to make future payments as contractually due. Loan loss reserves were established based on appraised values of the underlying real estate;
   o Delinquent loans 30 to 90 days totaled $1.1 million at December 31,2009 compared to $11.3 million at September 30, 2009.

Commenting on the fourth quarter 2009 and full year performance, Thomas M. Petro, President and Chief Executive Officer of Fox Chase Bancorp said, "Economic conditions in the Bank's geographic locations of Southern New Jersey and Southeastern Pennsylvania continued to deteriorate during the latter part of 2009. We are disappointed with the increased levels of nonperforming assets and the associated increase in the provision for loan losses during the fourth quarter of 2009. Continuing high unemployment and weakness in the housing market continue to place stress on our borrowers. The most significant impact on our loan portfolio was continued stress on real estate values as construction loans for residential projects; residential mortgages and home equity loans comprised $24.1 million of our $29.7 million nonperforming loans at year-end. We are committed to maintaining a strong balance sheet with appropriate loss reserves and strong capital ratios, which will position us well for handling risks going forward into 2010. To assist in such efforts, we have established a Special Asset Management Group within the Bank, comprised of four employees experienced in workout resolutions."

Total assets increased $242.5 million, or 26.0%, to $1.17 billion at December 31, 2009, compared to $931.3 million at December 31, 2008. The increase in assets was primarily due to a $133.2 million, or 49.4%, increase in mortgage related securities, a $61.5 million increase in cash and cash equivalents, as well as a $42.3 million, or 7.2% increase in loans. Deposits increased $249.8 million, or 41.1%, to $858.3 million at December 31, 2009. The increase was primarily a result of a $150.1 million increase in certificates of deposit as well as an increase of $83.1 million in money market accounts, primarily a result of promotional activities completed in the first quarter of 2009. Stockholders' equity increased $2.4 million to $123.6 million at December 31, 2009 compared to $121.2 million at December 31, 2008. The primary reason for the

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FOX CHASE BANCORP, INC.                                     ANNUAL EARNINGS 2009
PAGE 4

increase was the change in accumulated other comprehensive income of $6.5 million offset by the repurchase of 457,372 shares of common stock at a cost of $4.5 million and the net loss for the period.


Net interest income increased $1.9 million, or 8.9%, and $510,000, or 8.6%, during the twelve and three months ended December 31, 2009, respectively, compared to the same periods in 2008. Net interest margin was 2.16% for the twelve months ended December 31, 2009 compared to 2.59% for the comparable period in 2008. Net interest margin was 2.20% for the three months ended December 31, 2009 compared to 2.09% for the three months ended September 30, 2009 and 2.70% for the three months ended December 31, 2008. The increase in net interest income for 2009 was primarily attributable to an increase of $255.6 million, or 30.7%, of average interest earning assets in 2009 as compared to 2008, as average loans increased $106.8 million, or 20.6%, and average mortgage related securities increased $105.7 million, or 42.8%, in 2009 as compared to 2008.

The Company recorded a provision for loan losses of $9.1 million and $6.6 million for the twelve and three months ended December 31, 2009, respectively as compared to $2.9 million and $2.0 million for the twelve and three months ended December 31, 2008, respectively. The $6.6 million provision for the fourth quarter of 2009 was primarily a result of: (1) specific provisions for impairments on nonperforming construction and commercial loans totaling $4.9 million based primarily on appraisals; (2) specific provisions for impairments on residential mortgages and consumer loans totaling $750,000, primarily related to three loans; (3) an increase in general reserves on construction and commercial loans, primarily related to downgrades in internal risk ratings on existing credits, totaling $800,000; and (4) an increase in general reserves on residential mortgages and consumer loans totaling $150,000. The Company recorded $4.7 million and $4.5 million of loan charge offs for the twelve and three months ended December 31, 2009. The commercial loan portfolio had $4.4 million of charge offs in the three months ended December 31, 2009, including $2.9 million related to a self-storage center located in New Jersey.

Noninterest income increased $2.4 million and $848,000 for the twelve and three months ended December 31, 2009, respectively, compared to the same periods in 2008. The increases for the twelve and three months ended December 2009 were primarily due to $2.4 million and $835,000 in net gains on sale of investment
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FOX CHASE BANCORP, INC.                                     ANNUAL EARNINGS 2009
PAGE 5

securities in 2009. Such gains were offset by an impairment loss taken on real estate held for investment of $150,000 in the fourth quarter 2009. Other noninterest income increased $242,000 and $29,000, respectively, for the twelve and three months ended December 31, 2009, compared to the same periods in 2008 primarily due to earnings from an investment in a mortgage company of $234,000 and $25,000, respectively for the twelve and three months ended December 31, 2009. Finally, for the twelve months ended December 31, 2009, service charges and other fee income increased by $170,000 as the Bank reduced the valuation allowance on its mortgage servicing rights by $48,000 compared to recording a valuation allowance of $133,000 for the same period in 2008.

Noninterest expense increased $1.4 million, or 7.3%, and $155,000, or 3.5%, during the twelve and three months ended December 31, 2009, respectively, compared to the same periods in 2008. The increase in noninterest expense for the twelve and three month period was primarily a result of FDIC premiums increasing $1.6 million and $285,000, respectively, due to (a) a one-time FDIC special assessment of $536,000 assessed in the second quarter of 2009, (b) the Bank's FDIC insurance credit was fully utilized during the fourth quarter of 2008 and (c) an increase in both the average deposit balances and the FDIC premium rate.

The Company's effective income tax rate was (44.6)% and 12.0% for the twelve-month periods ended December 31, 2009 and 2008 and (34.8)% and (69.3)% for the three months ended December 31, 2009 and 2008, respectively.

During the twelve and three months ended December 31, 2009, the Company repurchased 457,372 and 70,100 shares of common stock, at average prices of $9.85 and $9.98, respectively, pursuant to previously announced stock repurchase programs. There are 237,437 shares remaining to be repurchased under the May 2009 program. Timing and volume of purchases will depend on market conditions and other factors. Repurchased shares will be held in treasury.

Fox Chase Bancorp, Inc. is the mid-tier stock holding company of Fox Chase Bank. The Bank is a federally chartered savings bank originally established in 1867. The Bank offers traditional banking services and products from its main office in Hatboro, Pennsylvania and ten branch offices in Bucks, Montgomery, Chester, Delaware and Philadelphia Counties in Pennsylvania and Atlantic and Cape May

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FOX CHASE BANCORP, INC.                                     ANNUAL EARNINGS 2009
PAGE 6

Counties in New Jersey. For more information, please visit the Bank's website at www.foxchasebank.com.

This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

FOX CHASE BANCORP, INC.                                     ANNUAL EARNINGS 2009
PAGE 7


CONSOLIDATED STATEMENTS OF OPERATIONS
 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                     THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                                        DECEMBER 31,                  DECEMBER 31,
                                                                     2009         2008             2009          2008
                                                                   ----------   ---------       ------------   -----------
                                                                       (Unaudited)               (Unaudited)    (Audited)
INTEREST INCOME
    Interest and fees on loans                                     $  8,860    $  8,593          $ 34,693      $ 31,008
    Interest on money market funds                                        -          15               183           536
    Interest on mortgage related securities available-for-sale        3,919       3,108            14,654        12,356
    Interest on investment securities available-for-sale
        Taxable                                                         140         118               763           994
        Nontaxable                                                       92         144               482           613
    Dividend income-                                                      -          53                 1           246
    Other interest income                                               196           7               622           131
                                                                   --------    --------          --------      --------
           TOTAL INTEREST INCOME                                     13,207      12,038            51,398        45,884
                                                                   --------    --------          --------      --------
INTEREST EXPENSE
    Deposits                                                          5,013       4,459            20,589        18,463
    Federal Home Loan Bank advances                                   1,319       1,255             5,311         4,635
    Other borrowed funds                                                437         396             1,735           963
                                                                   --------    --------          --------      --------
           TOTAL INTEREST EXPENSE                                     6,769       6,110            27,635        24,061
                                                                   --------    --------          --------      --------
           NET INTEREST INCOME                                        6,438       5,928            23,763        21,823
    Provision for loan losses                                         6,640       2,000             9,052         2,900
                                                                   --------    --------          --------      --------
           NET INTEREST (EXPENSE) INCOME AFTER PROVISION FOR LOAN
           LOSSES                                                      (202)      3,928            14,711        18,923
                                                                   --------    --------          --------      --------
NONINTEREST INCOME
    Service charges and other fee income                                246         115               918           748
    Net gain on sale of loans                                             -           -                 3            10
    Impairment loss on real estate held for investment                 (150)          -              (150)            -
    Income on bank-owned life insurance                                 117         114               453           452
    Other                                                                50          21               319            77

    Total other-than-temporary impairment loss                            -           -              (605)            -
    Less: Portion of loss recognized in other comprehensiveincome
       (before taxes)                                                     -           -               448             -
                                                                   --------    --------          --------      --------
        Net other-than-temporary impairment loss
                                                                          -           -              (157)            -
    Net gains on sale of investment securities                          835           -             2,381           118
                                                                   --------    --------          --------      --------
        Net investment securities gains                                 835           -             2,224           118
                                                                   --------    --------          --------      --------
           TOTAL NONINTEREST INCOME                                   1,098         250             3,767         1,405
                                                                   --------    --------          --------      --------
NONINTEREST EXPENSE
    Salaries, benefits and other compensation                         2,540       2,523            11,503        11,313
    Occupancy expense                                                   451         467             1,825         1,879
    Furniture and equipment expense                                     153         230               724           899
    Data processing costs                                               372         406             1,518         1,610
    Professional fees                                                   276         261             1,107         1,124
    Marketing expense                                                   104         126               346           463
    FDIC premiums                                                       380          95             1,795           176
    Other                                                               360         373             1,515         1,484
                                                                   --------    --------          --------      --------
           TOTAL NONINTEREST EXPENSE
                                                                      4,636       4,481            20,333        18,948
                                                                   --------    --------          --------      --------
           (LOSS) INCOME BEFORE INCOME TAXES
                                                                     (3,740)       (303)           (1,855)        1,380
        Income tax (benefit) provision                               (1,300)       (210)             (827)          165
                                                                   --------    --------          --------      --------

           NET (LOSS) INCOME                                       $ (2,440)   $    (93)         $ (1,028)     $  1,215
                                                                   ========    ========          ========      ========
(Loss) earnings per share:
    Basic                                                          $  (0.19)   $   0.01          $  (0.08)     $   0.09
    Diluted                                                        $  (0.19)   $   0.01          $  (0.08)     $   0.09

FOX CHASE BANCORP, INC.                                     ANNUAL EARNINGS 2009
PAGE 8

CONSOLIDATED STATEMENTS OF CONDITION
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                    DECEMBER 31,
                                                                            ----------------------------
                                                                                2009             2008
                                                                            ------------    ------------
                                                                             (UNAUDITED)      (AUDITED)
ASSETS
       Cash and due from banks                                              $       44      $      642
       Interest-earning demand deposits in other banks                          65,374           3,302
                                                                            ----------      ----------
          Total cash and cash equivalents                                       65,418           3,944
       Investment securities available-for-sale                                 19,548          25,041
       Mortgage related securities available-for-sale                          402,919         269,682
       Loans, net of allowance for loan losses of $10,605
          at December 31, 2009 and $6,260 at December 31, 2008                 631,296         588,975
       Federal Home Loan Bank stock, at cost                                    10,435           9,707
       Bank-owned life insurance                                                12,667          12,214
       Premises and equipment                                                   11,137          11,748
       Assets acquired through foreclosure                                       4,052               -
       Real estate held for investment                                           1,730           1,957
       Accrued interest receivable                                               4,467           3,721
       Mortgage servicing rights, net                                              683             827
       Deferred tax asset, net                                                   1,467           1,869
       Other assets                                                              7,999           1,585
                                                                            ----------      ----------

          TOTAL ASSETS                                                      $1,173,818      $  931,270
                                                                            ==========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES

       Deposits                                                             $  858,277      $  608,472
       Federal Home Loan Bank advances                                         137,165         146,379
       Other borrowed funds                                                     50,000          50,000
       Advances from borrowers for taxes and insurance                           2,119           2,589
       Accrued interest payable                                                    696             727
       Accrued expenses and other liabilities                                    1,927           1,883
                                                                            ----------      ----------
          TOTAL LIABILITIES                                                  1,050,184         810,050
                                                                            ----------      ----------
STOCKHOLDERS' EQUITY
       Preferred stock ($.01 par value; 1,000,000 shares authorized,
          none issued and outstanding at December 31, 2009 and 2008)                 -               -
       Common stock ($.01 par value; 35,000,000 shares authorized,
          14,679,750 shares issued and 13,609,187 shares outstanding at
          December 31, 2009 and 14,679,750 shares issued and 14,066,559
          shares outstanding at December 31, 2008)                                 147             147
       Additional paid-in capital                                               64,016          63,516
       Treasury stock, at cost (1,070,563 shares at December 31, 2009 and
          613,191 shares at December 31, 2008)                                 (11,814)         (7,293)
       Common stock acquired by benefit plans                                   (6,862)         (7,819)
       Retained earnings                                                        71,604          72,664
       Accumulated other comprehensive income, net                               6,543               5
                                                                            ----------      ----------
          TOTAL STOCKHOLDERS' EQUITY                                           123,634         121,220
                                                                            ----------      ----------

          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $1,173,818      $  931,270
                                                                            ==========      ==========

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FOX CHASE BANCORP, INC.                                     ANNUAL EARNINGS 2009
PAGE 9

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY (UNAUDITED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            December 31,       September 30,      December 31,
                                                               2009               2009               2008
                                                          ----------------   ----------------   ----------------
CAPITAL RATIOS:

Total stockholders' equity (to total assets) (1)               10.53%              10.70%              13.02%

Tier 1 capital (to adjusted assets) (2)                         8.51                8.63               10.70
Tier 1 risk -based capital (to risk-weighted assets) (2)
                                                               15.41               15.39               18.11
Total risked-based capital (to risk-weighted assets) (2)
                                                               16.57               16.53               19.25

ASSET QUALITY INDICATORS:
Nonperforming loans (3)                                      $29,680             $16,216             $ 5,850

Real estate owned                                              4,052                   -                   -
                                                            --------           ---------           ---------
Total nonperforming assets                                   $33,732             $16,216             $ 5,850
                                                            ========           =========           =========
Ratio of nonperforming loans to total loans                     4.62%               2.51%               0.98%
                                                            ========           =========           =========
Ratio of nonperforming assets to total assets                   2.87                1.37                0.63
                                                            ========           =========           =========
Ratio of allowance for loan losses to total loans               1.65                1.32                1.05
                                                            ========           =========           =========
Ratio of allowance for loan losses to
    nonperforming loans                                         35.7                52.4               107.0
                                                            ========           =========           =========

Delinquencies:
         30 - 59 days past due                               $ 1,125             $ 9,578                 933
         60 - 89 days past due                                     3               1,705                 512
                                                            --------           ---------           ---------
        Total past due                                       $ 1,128             $11,283             $ 1,445
                                                            ========           =========           =========

                                                                    At or for the three months ended
                                                          ------------------------------------------------------
                                                           December 31,       September 30,      December 31,
                                                               2009               2009               2008
                                                          ----------------   ----------------   ----------------
PERFORMANCE RATIOS  (4):
         Return on average assets                              (0.82)%              0.17%              (0.04)%
         Return on average equity                              (7.62)               1.63               (0.31)
         Net interest margin                                    2.20                2.09                2.70
OTHER:
         Book value per share                                $  9.08             $  9.28             $  8.62
         Employees (full-time equivalents)                       138                 138                 137

                                                             For the twelve months ended
                                                          ---------------------------------
                                                           December 31,       December 31,
                                                               2009               2008
                                                          --------------    ---------------
PERFORMANCE RATIOS:
        Return on average assets                               (0.09)%              0.14%
        Return on average equity                               (0.82)               1.00
        Net interest margin                                     2.16                2.59


(1) Represents stockholders' equity ratio of Fox Chase Bancorp, Inc.
(2) Represents capital ratios of Fox Chase Bank
(3) Includes nonaccruing loans and loans greater than 90 days past contractual maturity
(4) Annualized
                                       ###